Arbor Realty Trust Reports Third Quarter 2023 Results and Declares Dividend of $0.43 per Share

Company Highlights:
•Diversified, annuity-based operating platform with a multifamily focus that has continued to generate strong distributable earnings and dividends
•GAAP net income of $0.41 per diluted common share
•Distributable earnings1 of $0.55 per diluted common share, well in excess of our current dividend, representing a 78% payout ratio
•Declares cash dividend on common stock of $0.43 per share representing an annualized dividend of $1.72 per share
•Strong liquidity position with ~$1 billion in cash and liquidity and ~$500 million of restricted cash in replenishable CLO vehicles with a weighted average cost of 1.70% over benchmark rates2
•Agency loan originations of $1.15 billion and a servicing portfolio of ~$29.94 billion, up 2%
•Structured loan originations of $240.2 million and a portfolio of ~$13.12 billion

Uniondale, NY, October 27, 2023 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the third quarter ended September 30, 2023. Arbor reported net income for the quarter of $77.9 million, or $0.41 per diluted common share, compared to net income of $62.7 million, or $0.36 per diluted common share for the quarter ended September 30, 2022. Distributable earnings for the quarter was $112.2 million, or $0.55 per diluted common share, compared to $105.1 million, or $0.56 per diluted common share for the quarter ended September 30, 2022.

Arbor Realty Trust Reports Third Quarter 2023 Results and Declares Dividend of $0.43 per Share

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Agency Business
Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	September 30, 2023	June 30, 2023
Fannie Mae	$721,398	$1,079,910
Freddie Mac	339,241	217,884
Private Label	67,965	50,256
FHA	19,215	62,552
SFR-Fixed Rate	2,030	11,837
Total Originations	$1,149,849	$1,422,439

Total Loan Sales	$1,275,420	$1,410,724

Total Loan Commitments	$1,211,347	$1,133,312
For the quarter ended September 30, 2023, the Agency Business generated revenues of $80.8 million, compared to $76.7 million for the second quarter of 2023. Gain on sales, including fee-based services, net on the GSE/Agency business (excluding private label and SFR) was $17.7 million for the quarter, reflecting a margin of 1.48%, compared to $22.2 million and 1.67% for the second quarter of 2023. Income from mortgage servicing rights was $14.1 million for the quarter, reflecting a rate of 1.16% as a percentage of loan commitments, compared to $16.2 million and 1.43% for the second quarter of 2023.
At September 30, 2023, loans held-for-sale was $364.3 million, with financing associated with these loans totaling $354.6 million.
Fee-Based Servicing Portfolio
The Company’s fee-based servicing portfolio totaled $29.94 billion at September 30, 2023. Servicing revenue, net was $35.5 million for the quarter and consisted of servicing revenue of $51.4 million, net of amortization of mortgage servicing rights totaling $15.9 million.

Arbor Realty Trust Reports Third Quarter 2023 Results and Declares Dividend of $0.43 per Share

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	Fee-Based Servicing Portfolio ($ in thousands)
	September 30, 2023			June 30, 2023
	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)
Fannie Mae	$20,463,620	48.3	7.7	$20,002,570	48.9	7.7
Freddie Mac	5,184,888	24.2	8.5	5,245,325	24.8	8.8
Private Label	2,371,475	19.2	7.3	2,305,000	19.3	7.5
FHA	1,322,832	14.5	19.9	1,303,812	14.5	20.0
Bridge	305,950	11.2	3.6	299,578	11.1	3.5
SFR-Fixed Rate	287,942	20.1	5.8	290,266	20.0	5.9
Total	$29,936,707	39.7	8.3	$29,446,551	40.1	8.4
Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $34.6 million for the fair value of the guarantee obligation undertaken at September 30, 2023. The Company recorded a $1.6 million net provision for loss sharing associated with CECL for the third quarter of 2023. At September 30, 2023, the Company’s total CECL allowance for loss-sharing obligations was $34.7 million, representing 0.17% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports Third Quarter 2023 Results and Declares Dividend of $0.43 per Share

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Structured Business
Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended
	September 30, 2023		June 30, 2023
	UPB	%	UPB	%
Bridge:
Multifamily	$92,000	38%	$98,530	47%
SFR	140,379	59%	108,964	52%
	232,379	97%	207,494	99%

Mezzanine/Preferred Equity	7,779	3%	1,500	1%
Total Originations	$240,158	100%	$208,994	100%

Number of Loans Originated	42		26

SFR Commitments	$429,452		$200,182

Runoff	$664,792		$685,220

	Structured Portfolio ($ in thousands)
	September 30, 2023		June 30, 2023
	UPB	%	UPB	%
Bridge:
Multifamily	$11,421,819	87%	$11,887,768	88%
SFR	1,163,648	9%	1,023,959	8%
Other	205,505	2%	256,575	2%
	12,790,972	98%	13,168,302	98%

Mezzanine/Preferred Equity	321,729	2%	312,812	2%
SFR Permanent	9,694	<1%	10,493	<1%
Total Portfolio	$13,122,395	100%	$13,491,607	100%
At September 30, 2023, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $13.12 billion, with a weighted average current interest pay rate of 8.80%, compared to $13.49 billion and 8.76% at June 30, 2023. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 9.12% at September 30, 2023, compared to 9.07% at June 30, 2023.

Arbor Realty Trust Reports Third Quarter 2023 Results and Declares Dividend of $0.43 per Share

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The average balance of the Company’s loan and investment portfolio during the third quarter of 2023, excluding loan loss reserves, was $13.40 billion with a weighted average yield of 9.25%, compared to $13.66 billion and 9.19% for the second quarter of 2023.
During the third quarter of 2023, the Company recorded a $15.0 million provision for loan losses associated with CECL. At September 30, 2023, the Company’s total allowance for loan losses was $184.1 million. The Company had twelve non-performing loans with a carrying value of $137.9 million, before related loan loss reserves of $12.6 million, compared to seven loans with a carrying value of $122.4 million, before loan loss reserves of $10.1 million at June 30, 2023.
Financing Activity
The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2023 was $11.86 billion with a weighted average interest rate including fees of 7.41% as compared to $12.11 billion and a rate of 7.25% at June 30, 2023.
The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2023 was $12.00 billion, as compared to $12.46 billion for the second quarter of 2023. The average cost of borrowings for the third quarter of 2023 was 7.37%, compared to 7.11% for the second quarter of 2023. The increase in average cost was primarily due to increases in the benchmark index rates in the third quarter of 2023.
Dividend
The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.43 per share of common stock for the quarter ended September 30, 2023. The dividend is payable on November 30, 2023 to common stockholders of record on November 17, 2023. The ex-dividend date is November 16, 2023.
Earnings Conference Call
The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 225-9448 for domestic callers and (203) 518-9708 for international callers. Please use participant passcode ABRQ323 when prompted by the operator.
A telephonic replay of the call will be available until November 3, 2023. The replay dial-in numbers are (800) 839-2485 for domestic callers and (402) 220-7222 for international callers.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an

Arbor Realty Trust Reports Third Quarter 2023 Results and Declares Dividend of $0.43 per Share

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approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.
Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the severity and duration of the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Notes
1.During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.
2.Amounts reflect approximate balances as of October 25, 2023.

Contact:	Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com

Arbor Realty Trust Reports Third Quarter 2023 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Interest income	$336,474	$259,778	$1,000,159	$627,804
Interest expense	229,180	160,452	675,749	350,079
Net interest income	107,294	99,326	324,410	277,725

Other revenue:
Gain on sales, including fee-based services, net	18,619	14,360	55,795	32,526
Mortgage servicing rights	14,109	19,408	48,769	52,287
Servicing revenue, net	35,463	22,744	97,376	64,513
Property operating income	1,450	445	4,261	1,031
Gain (loss) on derivative instruments, net	(421)	(15,909)	(3,582)	10,083
Other income (loss), net	173	(6,014)	5,099	(16,061)
Total other revenue	69,393	35,034	207,718	144,379

Other expenses:
Employee compensation and benefits	39,810	38,811	123,518	119,736
Selling and administrative	12,367	13,225	38,574	40,960
Property operating expenses	1,479	366	4,227	1,443
Depreciation and amortization	2,286	2,078	7,297	6,092
Provision for loss sharing (net of recoveries)	1,679	412	12,528	(2,199)
Provision for credit losses (net of recoveries)	18,652	2,274	55,047	9,700
Total other expenses	76,273	57,166	241,191	175,732

Income before extinguishment of debt, income from equity affiliates, and income taxes	100,414	77,194	290,937	246,372
Loss on extinguishment of debt	(314)	(3,262)	(1,561)	(4,612)
Income from equity affiliates	809	4,748	20,694	18,507
(Provision for) benefit from income taxes	(5,854)	374	(19,436)	(13,166)

Net income	95,055	79,054	290,634	247,101

Preferred stock dividends	10,342	10,342	31,027	30,612
Net income attributable to noncontrolling interest	6,789	6,002	21,200	19,811
Net income attributable to common stockholders	$77,924	$62,710	$238,407	$196,678

Basic earnings per common share	$0.42	$0.37	$1.30	$1.21
Diluted earnings per common share	$0.41	$0.36	$1.28	$1.18

Weighted average shares outstanding:
Basic	187,023,395	170,227,553	183,340,149	162,292,235
Diluted	221,328,818	205,865,016	217,457,399	195,529,340

Dividends declared per common share	$0.43	$0.39	$1.25	$1.14

Arbor Realty Trust Reports Third Quarter 2023 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands—except share and per share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets:
Cash and cash equivalents	$895,298	$534,357
Restricted cash	419,158	713,808
Loans and investments, net (allowance credit losses of $184,069 and $132,559)	12,892,796	14,254,674
Loans held-for-sale, net	364,320	354,070
Capitalized mortgage servicing rights, net	392,203	401,471
Securities held-to-maturity, net (allowance credit losses of $5,943 and $3,153)	155,172	156,547
Investments in equity affiliates	62,795	79,130
Due from related party	211,655	77,419
Goodwill and other intangible assets	92,551	96,069
Other assets	416,741	371,440
Total assets	$15,902,689	$17,038,985

Liabilities and Equity:
Credit and repurchase facilities	$3,391,441	$3,841,814
Securitized debt	7,004,634	7,849,270
Senior unsecured notes	1,332,926	1,385,994
Convertible senior unsecured notes	282,428	280,356
Junior subordinated notes to subsidiary trust issuing preferred securities	143,695	143,128
Due to related party	2,170	12,350
Due to borrowers	114,660	61,237
Allowance for loss-sharing obligations	69,261	57,168
Other liabilities	320,973	335,789
Total liabilities	12,662,188	13,967,106

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,684	633,684
Special voting preferred shares - 16,293,589 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 188,501,642 and 178,230,522 shares issued and outstanding	1,885	1,782
Additional paid-in capital	2,364,395	2,204,481
Retained earnings	104,821	97,049
Total Arbor Realty Trust, Inc. stockholders’ equity	3,104,785	2,936,996

Noncontrolling interest	135,716	134,883
Total equity	3,240,501	3,071,879

Total liabilities and equity	$15,902,689	$17,038,985

Arbor Realty Trust Reports Third Quarter 2023 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Statement of Income Segment Information - (Unaudited)
(in thousands)

	Quarter Ended September 30, 2023
	Structured Business	Agency Business	Other / Eliminations(1)	Consolidated
Interest income	$322,819	$13,655	$-	$336,474
Interest expense	222,996	6,184	-	229,180
Net interest income	99,823	7,471	-	107,294

Other revenue:
Gain on sales, including fee-based services, net	-	18,619	-	18,619
Mortgage servicing rights	-	14,109	-	14,109
Servicing revenue	-	51,363	-	51,363
Amortization of MSRs	-	(15,900)	-	(15,900)
Property operating income	1,450	-	-	1,450
Gain (loss) on derivative instruments, net	-	(421)	-	(421)
Other income (loss), net	751	(578)	-	173
Total other revenue	2,201	67,192	-	69,393

Other expenses:
Employee compensation and benefits	12,912	26,898	-	39,810
Selling and administrative	5,291	7,076	-	12,367
Property operating expenses	1,479	-	-	1,479
Depreciation and amortization	1,114	1,172	-	2,286
Provision for loss sharing (net of recoveries)	-	1,679	-	1,679
Provision for credit losses (net of recoveries)	17,243	1,409	-	18,652
Total other expenses	38,039	38,234	-	76,273

Income before extinguishment of debt, income from equity affiliates and income taxes	63,985	36,429	-	100,414

Loss on extinguishment of debt	(314)	-	-	(314)
Income from equity affiliates	809	-	-	809
Benefit from (provision for) income taxes	1,078	(6,932)	-	(5,854)

Net income	65,558	29,497	-	95,055

Preferred stock dividends	10,342	-	-	10,342
Net income attributable to noncontrolling interest	-	-	6,789	6,789
Net income attributable to common stockholders	$55,216	$29,497	$(6,789)	$77,924
(1)Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Third Quarter 2023 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Balance Sheet Segment Information - (Unaudited)
(in thousands)

	September 30, 2023
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$499,511	$395,787	$895,298
Restricted cash	410,056	9,102	419,158
Loans and investments, net	12,892,796	-	12,892,796
Loans held-for-sale, net	-	364,320	364,320
Capitalized mortgage servicing rights, net	-	392,203	392,203
Securities held-to-maturity, net	-	155,172	155,172
Investments in equity affiliates	62,795	-	62,795
Goodwill and other intangible assets	12,500	80,051	92,551
Other assets and due from related party	536,789	91,607	628,396
Total assets	$14,414,447	$1,488,242	$15,902,689

Liabilities:
Debt obligations	$11,800,537	$354,587	$12,155,124
Allowance for loss-sharing obligations	-	69,261	69,261
Other liabilities and due to related party	323,061	114,742	437,803
Total liabilities	$12,123,598	$538,590	$12,662,188

Arbor Realty Trust Reports Third Quarter 2023 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income attributable to common stockholders	$77,924	$62,710	$238,407	$196,678

Adjustments:
Net income attributable to noncontrolling interest	6,789	6,002	21,200	19,811
Income from mortgage servicing rights	(14,109)	(19,408)	(48,769)	(52,287)
Deferred tax benefit	(2,433)	(5,407)	(6,630)	(7,833)
Amortization and write-offs of MSRs	18,757	26,555	58,684	81,850
Depreciation and amortization	3,957	2,666	12,310	7,846
Loss on extinguishment of debt	314	3,262	1,561	4,612
Provision for credit losses, net	16,922	2,708	57,437	10,254
Gain on derivative instruments, net	1,002	22,925	2,036	18,472
Stock-based compensation	3,047	3,085	12,141	12,327

Distributable earnings (1)	$112,170	$105,098	$348,377	$291,730

Diluted distributable earnings per share (1)	$0.55	$0.56	$1.74	$1.63

Diluted weighted average shares outstanding (1) (2)	204,016,436	187,049,617	200,185,980	179,174,194
(1)Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.
(2)The diluted weighted average shares outstanding were adjusted to exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance. For the quarters ended September 30, 2023 and September 30, 2022, the diluted weighted average shares outstanding excluded 17,312,382 and 18,815,399 of these potentially issuable shares, respectively. For the nine months ended September 30, 2023 and September 30, 2022, the diluted weighted average shares outstanding excluded 17,271,419 and 16,355,146 of these potentially issuable shares, respectively.
The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.
The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings (net of any tax impact), deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.
The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.
Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.